                                                                   EXHIBIT 10.21


                                  SUBORDINATED
                                CREDIT AGREEMENT



                                     BETWEEN



                        THE MERIDIAN RESOURCE CORPORATION
                                   AS BORROWER



                                       AND



                              FORTIS CAPITAL CORP.
                                    AS LENDER



                           DATED AS OF JANUARY 5, 2001



                                   $25,000,000

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----

ARTICLE I DEFINITIONS....................................................1
   SECTION 1.01.  Basic Definitions......................................1
   SECTION 1.03   Other Definitions......................................4
ARTICLE II LOANS.........................................................5
   SECTION 2.01.  Loans..................................................5
   SECTION 2.02.  Note...................................................5
   SECTION 2.03.  Repayment of Loans.....................................5
   SECTION 2.04.  Interest...............................................5
   SECTION 2.05.  Borrowing Procedure....................................5
   SECTION 2.06.  Prepayments Conversion and Continuations of Loans......6
   SECTION 2.07.  Minimum Amounts........................................6
   SECTION 2.08.  Certain Notices........................................6
   SECTION 2.09.  Use of Proceeds........................................7
   SECTION 2.10.  Fees...................................................7
   SECTION 2.11.  Computations...........................................7
   SECTION 2.12.  Reduction or Termination of Commitment.................7
   SECTION 2.13.  Payments...............................................7
ARTICLE III CHANGE IN CIRCUMSTANCES......................................7
   SECTION 3.01.  Increased Cost and Reduced Return......................7
   SECTION 3.02.  Limitation on Eurodollar Loans.........................8
   SECTION 3.03.  Illegality.............................................9
   SECTION 3.04.  Compensation...........................................9
   SECTION 3.05.  Taxes..................................................9
ARTICLE IV CONDITIONS...................................................11
   SECTION 4.01.  Initial Loan..........................................11
   SECTION 4.02.  Each Loan.............................................11
ARTICLE V REPRESENTATIONS AND WARRANTIES................................12
   SECTION 5.01.  Existence.............................................12
   SECTION 5.02.  Financial Statements..................................12
   SECTION 5.03.  Authorization No Breach...............................12
   SECTION 5.04.  Litigation............................................13
   SECTION 5.05.  Enforceability........................................13
   SECTION 5.06.  Approvals.............................................13
   SECTION 5.07.  Disclosure............................................13
   SECTION 5.08.  Senior Facility.......................................13
ARTICLE VI COVENANTS....................................................13
   SECTION 6.01.  Information...........................................13
   SECTION 6.02.  Obligations...........................................14
   SECTION 6.03  Financial Covenants....................................14
ARTICLE VII DEFAULT.....................................................15
   SECTION 7.01.  Events of Default.....................................15
   SECTION 7.02.  Remedies..............................................16

ARTICLE VIII MISCELLANEOUS..............................................16
   SECTION 8.01.  Expenses..............................................16
   SECTION 8.02.  Indemnification.......................................16
   SECTION 8.03.  Subordination Agreement...............................17
   SECTION 8.04.  Right of Set-off......................................17
   SECTION 8.05.  No Waiver: Cumulative Remedies........................17
   SECTION 8.06.  Successors and Assigns................................17
   SECTION 8.07.  Amendments............................................18
   SECTION 8.08.  Notices...............................................18
   SECTION 8.09.  Counterparts..........................................18
   SECTION 8.10.  Severability..........................................18
   SECTION 8.11.  Controlling Agreement.................................18
   SECTION 8.12.  Survival..............................................19
   SECTION 8.13.  Governing Law.........................................19
   SECTION 8.14.  WAIVER OF JURY TRIAL..................................20
   SECTION 8.15.  ENTIRE AGREEMENT......................................20

         SUBORDINATED CREDIT AGREEMENT (this "Agreement") dated as of January 5, 2001, between THE MERIDIAN RESOURCE CORPORATION, a Texas corporation (the "Borrower"), and FORTIS CAPITAL CORP., a Connecticut corporation (the "Lender").

         The parties hereto agree as follows:

                              ARTICLE IDEFINITIONS

         SECTION 1.01. Basic Definitions. As used in this Agreement, the following terms have the following meanings:

         "Applicable Base Rate Margin" means 1.50%.

         "Applicable Eurodollar Rate Margin" means 3.50%.

         "Availability Period" means from the date of this Agreement to and including January 31, 2001.

         "Commitment" means the obligation of the Lender to make Loans to the Borrower in an aggregate principal amount at any time outstanding up to but not exceeding $25,000,000, as the same may be reduced or terminated pursuant to this Agreement.

         "Principal Office" means the office of the Lender located at 100 Crescent Court, Suite 1777, Dallas, Texas 75201.

         "Senior Facility" means the Amended and Restated Credit Agreement dated May 22, 1998, as amended from time to time thereafter, among the Borrower, the several lenders from time to time parties thereto, The Chase Manhattan Bank, as the Administrative Agent for the lenders party thereto (in such capacity, the "Administrative Agent"), Toronto Dominion (Texas), Inc. and Fortis Capital Corp., as co-arrangers (each in such capacity, a "Co-Arranger"), and Toronto Dominion (Texas), Inc., as documentation agent.

         "Termination Date" means December 31, 2001.

         SECTION 1.02. Additional Definitions. As used in this Agreement, the following terms have the following meanings.

         "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Lender to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

         "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%)and
(b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

         "Base Rate Loans" means Loans that bear interest at rates based upon the Base Rate.

         "Business Day" means any day except a Saturday, Sunday, or other day on which Lenders in the State where the Principal Office is located are authorized by law to close and, if the applicable Business Day relates to Eurodollar Loans, on which commercial banks in London are open for international business (including dealings in Dollar deposits in the London inter-bank market).

         "Committed Loans" has the meaning specified in Section 2.01.

         "Continue", "Continuation", and "Continued" shall refer to a continuation pursuant to Section 2.07 of a Eurodollar Loan or Money Market Loan as a Loan of the same Type from one Interest Period to the next Interest Period.

         "Convert", "Conversion", and "Converted" shall refer to the conversion pursuant to Section 2.07 or Article III of one Type of Loan into another Type of Loan.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

         "Default" means an Event of Default or the occurrence of an event or condition that with notice or lapse of time or both would become an Event of Default.

         "Default Rate" means, with respect to any principal of any Loan or any other amount payable by the Borrower under this Agreement or any other Loan Documents that is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period for and including the due date to but excluding the date on which such amount is paid in full equal to two percent (2%) plus the rate on Base Rate Loans or Eurodollar Loans specified in Section 2.04 depending upon which type of Loan is then in effect.

         "Dollars" and "$" mean lawful money of the United States of America.

         "Eurodollar Loans" means Loans that bear interest at rates based upon the Adjusted Eurodollar Rate.

         "Event of Default" has the meaning specified in Section 7.01.

         "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term

"Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Lender of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions an the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Lender on such day on such transactions as determined by the Lender.

         "Financial Statements" means the audited consolidated financial statements of the Borrower and the Subsidiaries dated as of December 31, 1999, and the unaudited consolidated financial statements for the quarterly period ended September 30, 2000.

         "Governmental Authority" means any nation or government, any state or political subdivision thereof, any central Lender (or similar monetary or regulatory authority), and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Interest Period" means with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period with respect to such Eurodollar Loan, and ending on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.08, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of Eurodollar Loans, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Termination Date shall end on the Termination Date; (c) no more than 3 Interest Periods for Eurodollar Loans shall be in effect at the same time; and (d) no Interest Period shall have a duration of less than 1 month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Eurodollar Loan shall not be available hereunder.

         "Loan Documents" means this Agreement and all other documents, instruments, and agreements executed or delivered pursuant to or in connection with this Agreement, as the same may be amended, modified, renewed, extended, or supplemented.

         "Loans" means Committed Loans.

         "Material Adverse Effect" means a material adverse effect on (a) the financial condition or business operations of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to pay and perform its obligations under any Loan Document, or (c) the validity or enforceability of any Loan Document or the rights and remedies of the Lender thereunder.

         "Note" and "Notes" have the meanings specified in Section 2.02.

         "Person" means any individual, corporation, company, joint venture, association, partnership, trust, unincorporated organization, Governmental Authority, or other entity.

         "Prime Rate" means the per annum rate of interest announced from time to time by The Chase Manhattan Bank as its prime rate, which rate may not be the lowest rate of interest charged by such bank to its customers.

         "Quarterly Date" means the last day of each March, June, September, and December of each year, the first of which shall be the first such day after the date of this Agreement.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Reserve Requirement" means, at any time, the maximum rate at which reserves (including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member Lenders of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member Lenders with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extension of credit or other assets which include Eurodollar Loans. The adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         "Subordination Agreement" means, the Subordination Agreement, dated the date hereof, between the Lender, the Borrower and The Chase Manhattan Bank, as agent for the lenders under the Senior Facility.

         "Subsidiary" means, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Borrower.

         "Type" means any type of Loan (i.e., Base Rate Loan or Eurodollar
Loan).

         SECTION 1.03 Other Definitions. All capitalized terms used in this Agreement but not otherwise defined herein shall have the meaning ascribed thereto in the Senior Facility.

                                   ARTICLE II

                                      LOANS

         SECTION 2.01. Loans. Subject to the terms and conditions of this Agreement, the Lender agrees to make one or more loans ("Committed Loan") to the Borrower during the Availability Period, provided that the aggregate principal amount of the Loans at any time outstanding to the Borrower shall not exceed the amount of the Commitment.

         SECTION 2.02. Note. The Loans made by the Lender to the Borrower shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated the date such loan is funded, payable to the order of the Lender in a principal amount equal to the Commitment as originally in effect and otherwise duly completed (as from time to time amended, modified, renewed, or extended, the "Note").

         SECTION 2.03. Repayment of Loans. The Borrower shall pay to the Lender on the Termination Date the outstanding principal amount of the Loans borrowed by it.

         SECTION 2.04. Interest. The Borrower shall pay to the Lender interest on the unpaid principal amount of each Loan borrowed by it for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

         (a) during the periods such Loan is a Base Rate Loan, the Base Rate plus the Applicable Base Rate Margin, and;

         (b) during the periods such Loan is a Eurodollar Loan, the Adjusted Eurodollar Rate plus the Applicable Eurodollar Rate Margin.

Notwithstanding the foregoing, the Borrower shall pay to the Lender interest at the Default Rate on any principal of any Loan borrowed by it and (to the fullest extent permitted by law) on any other amount payable by the Borrower under this Agreement or any other Loan Document which is not paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on the Loans shall be due and payable as follows: (i) in the case of Base Rate Loans, on each Quarterly Date; (ii) in the case of each Eurodollar Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period; (iii) upon the payment or prepayment of any Loan or the Conversion of any Loan to a Loan of another Type (but only on the principal amount so paid, prepaid, or Converted); and (iv) on the Termination Date; provided that interest payable at the Default Rate shall be payable from time to time an demand.

         SECTION 2.05. Borrowing Procedure. The Borrower shall give the Lender notice of each borrowing by it hereunder in accordance with Section 2.08. Not later than 2:00 p.m. (at the Principal Office) on the date specified for each borrowing hereunder, the Lender will make available the amount of the Loan to be made by it on such date to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with The Chase Manhattan Bank in New York City, New York, in the name of The Meridian Resource Corporation, account number 144-813684, or as otherwise directed by the Borrower.

         SECTION 2.06. Prepayments Conversion and Continuations of Loans. Subject to Section 2.07, the Borrower shall have the right from time to time to prepay the Loans borrowed by it, or to Convert all or part of a Loan borrowed by it of one Type into a Loan of another Type or to Continue Eurodollar Loans borrowed by it, provided that: (a) the Borrower shall give the Lender notice of each such prepayment, Conversion or Continuation as provided in Section 2.08,
(b) Eurodollar Loans may only be Converted on the last day of the Interest Period, and (c) except for Conversions into Base Rate Loans, no Conversions or Continuations shall be made while a Default has occurred and is continuing.

         SECTION 2.07. Minimum Amounts. Except for Conversions and prepayments pursuant to Article III, each borrowing, each Conversion and each prepayment of principal of the Loans shall be in an amount at least equal to $1,000.000. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be at least equal to $1,000,000.

        SECTION 2.08. Certain Notices. Notices by the Borrower to the Lender of a termination or reduction of the Commitment, of borrowings, Conversions, Continuations and optional prepayments of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Lender not later than 11:00 a.m. (local time at the Principal Office) on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation, or prepayment or the first day of such Interest Period specified below:

                                       Notice                                     Number of Business
                                       ------
                                                                                      Days Prior
Termination or reduction of Commitment                                                    2

Borrowing or prepaying of, or Conversions into, Base Rate Loans                        same day

Borrowing or prepaying of, Conversions into, Continuations as, or duration of             2
Interest Periods for, Eurodollar Loans

Each such notice of termination or reduction shall specify the amount of the Commitment to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation, or optional prepayment shall specify (a) the amount and Type of the Loan to be borrowed, Converted, Continued, or prepaid (and, in the case of a Conversion, the Type of Loan to result from such Conversion), (b) the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day), and (c) in the case of a borrowing of a Eurodollar Loan, or Conversion to or Continuation of a Eurodollar Loan, the duration of the Interest Period. In the event the Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 2.08, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the preceding Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not than outstanding) will be made as, a Base Rate Loan.

         SECTION 2.09. Use of Proceeds. The proceeds of the Loans shall be used by the Borrower for the purpose of providing a portion of the Funds necessary to repurchase shares of its common and preferred stock currently held by Shell USA, and for general corporate purposes of the Borrower. The Borrower will not, directly or indirectly, use any part of such proceeds for the purchasing or carrying any margin stock within the meaning of Regulations U, T, or X of the Board of Governors of the Federal Reserve System.

         SECTION 2.10. Fees. The Borrower agrees to pay to the Lender such fees as the Lender and Borrower may agree upon in writing in connection herewith.

         SECTION 2.11. Computations. Interest and commitment fees payable by the Borrower hereunder and under the other Loan Documents shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

         SECTION 2.12. Reduction or Termination of Commitment. The Borrower shall have the right to irrevocably terminate or reduce in part the unused portion of the Commitment at any time and from time to time, provided that: (a) the Borrower shall give notice of each such termination or reduction as provided in Section 2.08; and (b) each partial reduction shall be in an aggregate amount at least equal to $1,000,000.

         SECTION 2.13. Payments. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and other Loan Documents shall be made to the Lender at the principal Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest, as applicable.

                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES

         SECTION 3.01. Increased Cost and Reduced Return.

         (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having force of law) of any such Governmental Authority:

                  (i) shall subject the Lender to any tax, duty, or other charge with respect to any Eurodollar Loans, the Note executed by the Borrower, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to the Lender under this Agreement or the Note in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of the Lender by the jurisdiction in which the Lender has its Principal Office);

                  (ii) shall impose or modify any reserve, special deposit, or similar requirement (other than the Reserve Requirement utilized in, the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, the Lender (including the Commitment); or

                  (iii) shall impose on the Lender or on the London interbank market any other condition affecting this Agreement or the Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to the Lender of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by the Lender under this Agreement or the Note executed by the Borrower with respect to any Eurodollar Loans or Money Market Loans, then the Borrower shall pay to the Lender on demand such amount or amounts as will compensate the Lender for such increased cost or reduction.

         (b) If the Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on the capital of the Lender or any corporation controlling the Lender as a consequence of the Lender's obligations hereunder to a level below that which the Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time upon demand the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

         (c) A certificate of the Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

         SECTION 3.02. Limitation on Eurodollar Loans. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

         (a) the Lender determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate, for such Interest Period; or

         (b) the Lender determines (which determination shall be conclusive) that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lender of funding Eurodollar Loans for such Interest Period;

then the Lender shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lender shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.

         SECTION 3.03. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Lender to make, maintain, or fund Eurodollar Loans hereunder, then the Lender shall promptly notify Borrower thereof and the Lender's obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as the Lender may again make, maintain, and fund Eurodollar Loans and the Borrower shall, on the last day of the Interest Period for each outstanding Eurodollar Loan (or earlier, if required by law), either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.

         SECTION 3.04. Compensation. Upon the request of the Lender, the Borrower shall pay to the Lender such amount or amounts as shall be sufficient (in the reasonable opinion of the Lender) to compensate it for any loss, cost, or expense incurred by it as a result of:

         (a) any payment, prepayment or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 7.02) on a date other than the last day of an Interest Period for such Loan; or

         (b) any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in Article IV to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         Without limiting the effect of the preceding sentence, such compensation shall include any loss, cost, or expense incurred in obtaining, liquidating, or. employing deposits from third parties (including loss of margin).

         SECTION 3.05. Taxes. (a) All payments made by the Borrower under this Agreement and any Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, nor or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes, franchise taxes (imposed in lieu of net income taxes) and doing business taxes imposed on the Lender as a result of a present or former connection between such Lender and the jurisdiction of the Governmental

Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Lender hereunder or under the Note, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Non-U.S. Lender if such Non-U.S. Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the account of the Lender, a certified copy of an original official receipt received by the Borrower showing payment thereof. If, when the Borrower is required by this subsection 3.05(a) to pay any Non-Excluded Taxes, the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (b) Each future lender hereunder (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America, or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service form 1001 or Form 4224 (or successor forms, if applicable), or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the code with respect to payments of "portfolio interest," a FormW-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, an annual certificate representing that such Non-U.S. Lender (i) is not a "bank" for purposes of Section 881(c) of the code (and is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank in any filing with or submission made to any Governmental Authority or rating agency), (ii) is not a 10% shareholder (within the meaning of Section 871(h(3)(B) of the code) of the Borrower and (iii) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents, along with such other additional forms as the Borrower (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) may reasonably request to establish the availability of such exemption. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation).

         (c) The Borrower agrees to indemnify the Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.05) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, except for any Taxes or Other Taxes that are due as a result of or in connection with a Lender's failure to comply with Section 3.05(b).

                                   ARTICLE IV

                                   CONDITIONS

         SECTION 4.01. Initial Loan. The obligation of the Lender to make the initial Loan to the Borrower hereunder is subject to the satisfaction of the following conditions:

         (a) receipt by the Lender of the Note duly executed by the Borrower, complying with the provisions of Section 2.02, and such other Loan Documents as the Lender may reasonably request;

         (b) receipt by the Lender of all documents that the Lender may request relating to the existence of the Borrower, the authorization for and the validity of the Loan Documents, and any other matters relevant thereto, all in form and substance satisfactory to the Lender;

         (c) approval by the requisite Lenders under the Senior Facility of the incurrence of the indebtedness of the Borrower under this Agreement, and delivery of a certificate from the Administrative Agent attesting to such approval;

         (d) execution of a subordination agreement among the Borrower, the Lenders under the Senior Facility and the Lender on terms and conditions satisfactory to the Lender; and

         (e) receipt by the Lender from the Borrower's counsel of a legal opinion, satisfactory to Lender, covering such matters incident to the transactions contemplated by this Agreement and such other matters as the Lender may reasonably request;

         (f) execution of a fee letter regarding fees payable by Borrower to Lender.

         SECTION 4.02. Each Loan. The obligation of the Lender to make any Loan (including the initial Loan) to the Borrower is subject to the satisfaction of the following conditions precedent:

         (a) receipt by the Lender of a notice of borrowing in accordance with
Section 2.05;

         (b) immediately after the making of such Loan, the aggregate outstanding principal amount of the Loans made to the Borrower will not exceed the amount of the Commitment;

         (c) immediately before and after such Loan, no Default or Event of Default shall have occurred and be continuing;

         (d) the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Loan; and

         (e) immediately before making such Loan, no event or condition has occurred that could have a Material Adverse Effect.

Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing that the conditions precedent specified in clauses (b), (c), (d), and (e) of this Section have been satisfied.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender as of the date hereof that:

         SECTION 5.01. Existence. Each of the Borrower and the Subsidiaries (a) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, except where the failure of any of the Subsidiaries to be in good standing would not have a Material Adverse Effect; and (b) has the requisite power and authority and legal right to own its assets and carry on its business as now being or as proposed to be conducted. Each of the Borrower and the Subsidiaries has the power, authority, and legal right to execute, deliver, and perform its obligations under the Loan Documents to which it is a party.

         SECTION 5.02. Financial Statements. The Financial Statements are complete and correct, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and fairly and accurately present in all material respects the financial condition of the Borrower and the Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Since the effective date of the Financial Statements, no event or condition has occurred that could have a Material Adverse Effect.

         SECTION 5.03. Authorization No Breach. The execution, delivery, and performance by each of the Borrower and the Subsidiaries of the Loan Documents to which it is a party and compliance with the terms and provisions thereof have been duly authorized by all requisite action on the part of the Borrower and each such Subsidiary and do not and will not violate, or result in a breach of or default under, or require any consent under (i) the articles of incorporation, bylaws, or other organizational documents of the Borrower or any such Subsidiary, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or
(iii) any agreement or instrument to which the Borrower or any such Subsidiary is a party or by which any of them or any of their property is bond or subject, except for such breaches, violations or defaults, with respect to the matters set forth in clauses (ii) and (iii), as would not have a Material Adverse Effect.

         SECTION 5.04. Litigation. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, that could, if adversely determined, have a Material Adverse Effect.

         SECTION 5.05. Enforceability. This Agreement constitutes, and the other Loan Documents when executed and delivered by the Borrower and each Subsidiary party thereto shall constitute. the legal, valid, and binding obligations of the Borrower and such Subsidiary, enforceable against the Borrower and such Subsidiary in accordance with their respective terms, except as limited by applicable Debtor Relief Laws and general principles of equity.

         SECTION 5.06. Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower or any Subsidiary of any of the Loan Documents to which it is a party or for the validity or enforceability thereof.

         SECTION 5.07. Disclosure. No statement, information, report, representation, or warranty made by the Borrower in any Loan Document or furnished to the Lender in connection with any Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading in any material respect.

         SECTION 5.08. Senior Facility. There is no Default or Event of Default under the Senior Facility.

                                   ARTICLE VI

                                    COVENANTS

         The Borrower agrees that, so long as the Lender has any Commitment hereunder or any amount payable under the Note remains unpaid:

         SECTION 6.01.  Information.  The Borrower shall deliver to the Lender:

         (a) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower a consolidated balance sheet of the Borrower and the Subsidiaries as of the end of such fiscal year and the related consolidated, statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with generally accepted accounting principles applied on a consistent basis and certified by independent public accountants of nationally recognized standing;

         (b) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Borrower a consolidated balance sheet of the Borrower and the Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all in reasonable detail and duly certified (subject to normal year-end adjustments) by the chief accounting officer of the Borrower as having been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

         (c) within three (3) Business Days any officer of the Borrower obtains knowledge of any Default hereunder or any Default under the Senior Facility, a certificate of the chief financial officer of the Borrower setting forth the details thereof and any action that the Borrower is taking or proposes to take with respect thereto;

         (d) any other report, notices, certificates or other information delivered to the Administrative Agent under the Senior Facility; and

         (e) from time to time such additional information regarding the financial condition, or business of the Borrower and the Subsidiaries as the Lender may reasonably request.

         SECTION 6.02. Obligations. The Borrower shall, and shall cause each of the Subsidiaries to:

         (a) preserve maintain all of its rights, privileges, and franchises necessary or desirable in the normal conduct of its business, except where such failure to maintain such rights, privileges or franchises would not have a Material Adverse Effect;

         (b) comply with the requirements of all applicable laws. rules, regulations, and orders of Governmental Authorities, except where the failure to comply therewith would not have a Material Adverse Effect;

         (c) pay and discharge when due all taxes, assessments, and governmental charges or levies imposed on it or on its income or profits or any of its property, except for any such tax, assessment, charge, or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

         (d) maintain all of its properties owned or used in its business in good working order and condition ordinary wear and tear excepted, except where such failure to maintain such properties would not have a Material Adverse Effect;

         (e) permit representatives of the Lender, during normal business hours, to examine, copy, and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, directors, and after prior notice to the Borrower, with its accountants; and

         (f) maintain insurance in such amounts, with such deductibles, and against such risks as is customary for similarly situated businesses, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.03 Financial Covenants. The Borrower shall not:

         (a) Total Debt Interest Coverage Ratio. Permit, for any period of four consecutive fiscal quarters (commencing with the fiscal quarter ended September 30, 2000), the ratio of EBITDA to Consolidated Interest Expense of the Borrower and its Subsidiaries for such four consecutive fiscal quarters to be less than
3.0 to 1.0.

         (b) Total Debt Leverage Ratio. Permit the ratio of Indebtedness of the Borrower and its Subsidiaries, as of the last day of any fiscal quarter (commencing September 30, 2000), to EBITDA, for the period of four consecutive fiscal quarters then ended, to be greater than 3.25 to 1.0.

         (c) Consolidated Net Worth. Permit the Consolidated Net Worth of the Borrower and its Subsidiaries during any period to be less than the sum of (i) $100,000,000 plus (ii) amounts accrued in the shareholders' equity section of the Borrower's balance sheet, on account of the issuance by the Borrower to Shell Oil Company or its Affiliates of shares of Common Stock, and Preferred Stock, upon the closing of the transactions contemplated in the Merger Agreement minus (iii) any non-cash charges or expenses accrued by Borrower to meet ceiling test levels in conformity with Securities and Exchange Commission Regulation S-X article 4-10(c)(4) and minus (iv) all other non-cash charges or expenses accrued by Borrower as a result of the Shell Transactions.

                                   ARTICLE VII

                                     DEFAULT

         SECTION 7.01. Events of Default. Each of the following shall constitute an "Event of Default":

         (a) The Borrower shall fail to pay when due any principal of any Loan, or the Borrower shall fail to pay when due any interest or other amount payable by it under any Loan Document and such failure continues for a period of three
(3) Business Days.

         (b) Any representation, warranty, certification, or statement made or deemed made by the Borrower in any Loan Document or in any certificate, financial statement, or other document delivered pursuant thereto shall be false, misleading, or incorrect in any material respect when made or deemed made.

         (c) The Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Section 6.03 of this Agreement.

         (d) The Borrower shall fail to perform, observe, or comply with any other covenant, agreement, or term contained in any Loan Document (other than a failure covered elsewhere in this Section 7.01) and such failure shall continue for a period of thirty (30) days after notice thereof to the Borrower by the Lender.

         (e) An Event of Default shall occur and be continuing, and is not otherwise waived, under the Senior Facility.

         SECTION 7.02. Remedies. So long as any Event of Default shall occur and be continuing, the Lender may do any one or more of the following:

         (a) Acceleration. Declare all outstanding principal of and accrued and unpaid interest on the Note and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate, or other notices or formalities of any kind, all of which are hereby expressly waived by the Borrower.

         (b) Termination of Commitment. Terminate the Commitment without notice to the Borrower.

         (c) Rights. Exercise any and all rights and remedies afforded by applicable law or otherwise.

Notwithstanding the foregoing, upon the occurrence of an Event of Default under
Section 9.(f) of the Senior Facility, the Commitment shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Note and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate, or other notices or formalities of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01. Expenses. The Borrower shall on demand pay or reimburse the Lender for paying (a) all reasonable costs and expenses of the Lender, including the reasonable fees and disbursements of counsel for the Lender, in connection with the administration of the Loan Documents, the preparation of any waiver or consent thereunder or any amendment thereof or any Default or alleged Default and (b) if an Event of Default occurs, all costs and expenses incurred by the Lender, including the reasonable fees and disbursements of counsel, in connection with such Event of Default and any collection, bankruptcy, insolvency, or other enforcement proceedings resulting therefrom.

         SECTION 8.02. Indemnification. The Borrower agrees to indemnify the Lender and each affiliate thereof, their respective officers, directors, employees, attorneys, and agents (each an "Indemnified Person") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, penalties, judgments, disbursements, costs, and expenses, including all fees and disbursements of counsel (collectively the "Indemnified Liabilities"), which directly or indirectly arise from or relate to any Loan Document or any of the transactions contemplated thereby, but excluding (i) any of the foregoing to the extent caused by the gross negligence or willful misconduct of the Indemnified Person, and (ii) any Indemnified Liabilities that arise out of or relate to the failure of the Lender to comply with Section 3.05(b). Without limiting any provision of any Loan Document, it is the express intention of the parties hereto that each Indemnified Person shall be indemnified from and held harmless against any and all Indemnified Liabilities arising out of or resulting from the sole or contributory negligence of the Indemnified Person.

         SECTION 8.03. Subordination Agreement. The rights and obligations of the Borrower and the Lender hereunder shall remain at all times subject to the terms and conditions of the Subordination Agreement.

         SECTION 8.04. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether the Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender may have.

         SECTION 8.05. No Waiver: Cumulative Remedies. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         SECTION 8.06. Successors and Assigns.

         (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender. The Lender may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, at any time and from time to time, assign to any Affiliate of a Lender or, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), to an additional bank or financial institution or other entity (an "Assignee") all or any part of its rights an obligations under this Agreement and the other Loan Documents pursuant to an assignment instrument in form and substance satisfactory to the Lender and executed by the Lender, the assignee and the Borrower, provided, that if any Lender assigns all or any part of its rights and obligations under this Agreement to one of its Affiliates in connection with or in contemplation of the sale or other disposition of its interest in such Affiliate, the Borrower's prior written consent shall be required for such assignment. For the avoidance of doubt following an assignment by the Lender of any interest herein, any such assignment instrument executed by Lender shall include an express statement directing the Borrower to pay the assigned principal amount, and all accrued unpaid interest thereon, to the assignee. Notwithstanding any provision of this Section 8.05, the consent of the Borrower shall not be required for any assignment which occurs at any time when any of the events described in Subsection 9(f) of the Senior Facility shall have occurred and be continuing. All information provided by the Borrower to the Lender may be furnished by the Lender to its affiliates and to any actual or proposed assignee or participant.

                  (b) In the event that the Lender sells interests in this Agreement to third parties or Affiliates, then (i) Fortis Capital Corp. and its Affiliates (collectively, "Fortis") shall retain at least $12,600,000 in total commitments (or, if funded in whole or in part at the time that Fortis sells such interests herein, then Fortis shall retain at least $12,600,000 in total principal amount of outstanding loans made pursuant hereto), and (ii) this Agreement may be amended, modified or supplemented, or any waiver of any provision hereof may be granted, by written agreement of the holders of more than 50% in aggregate loan commitments hereunder (or in outstanding principal amount of loans, if the loans hereunder have been funded in whole or in part).

         SECTION 8.07. Amendments. No amendment or waiver of any provision of any Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall be effective unless the same shall be agreed or consented to in writing by the Lender and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 8.08. Notices. All notices, requests, and other communications to either party hereunder shall be in writing (including facsimile transmission) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof. Each such notice, request, or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (ii) if given by mail, three (3) Business Days after such communication is deposited is the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address referred to in this Section.

         SECTION 8.09. Counterparts. This Agreement may be executed. in one or more counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same instrument.

       SECTION 8.10. Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

       SECTION 8.11. Controlling Agreement. It is the intent of the Borrower and the Lender in the execution and performance of this Agreement to remain in strict compliance with applicable law from time to time in effect. In furtherance thereof, the Borrower and the Lender stipulate and agree that none of the terms and provisions contained in this Agreement, or in the Note or any Loan Document or otherwise relating hereto, shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the maximum rate or amount of interest permitted to be charged under applicable law (such maximum rate of interest hereinafter referred to as the "Maximum Rate"). For purposes of this Agreement, "interest" shall include the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved , received or paid under this Agreement. The Borrower shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in amount in excess of the maximum rate or amount of interest that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Agreement, and of any other instrument pertaining to this Agreement (including without limiting the generality of the foregoing any Loan Document), which may be in apparent conflict herewith. If obligations arising under this Agreement and evidenced by the Note are prepaid for any reason, or if under any other contingency the effective rate or amount of interest which would otherwise be payable under this Agreement would exceed the maximum rate or amount of interest the Lender or any holder of the Note is allowed by applicable law to charge, contract for, take or receive, or in the event that the Lender or any holder of the Note shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under this Note to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under applicable law then in effect, then the principal amount of the indebtedness arising under the Agreement or the amount of interest which would otherwise be payable under this Agreement or both shall be reduced to the amount allowed under applicable law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for taken, reserved or received that are deemed to constitute interest in excess of the maximum rate or amount of interest permitted by applicable law shall immediately be returned to or credited to the account of the Borrower upon such determination. The Lender and the Borrower further stipulate and agree that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, charged, taken, reserved or received under this Agreement or the Note which are made for the purpose of determining whether such rate or amount exceeds the maximum lawful rate or amount, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness arising hereunder, all interest at any time contracted for, charged, taken, reserved or received from the Borrower or otherwise by the Lender of the holders of the Note.

       SECTION 8.12. Survival. All representations and warranties made or deemed made by the Borrower in the Loan Documents shall survive the execution and delivery thereof and the making of the Loans, and no investigation by the Lender or any closing shall affect the representations and warranties by the Borrower or the right of the Lender to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Article III and Sections 8.01 and 8.02 shall survive repayment of the Note and termination of the Commitment.

       SECTION 8.13. Governing Law. This Agreement and the Note shall be governed by and construed in accordance with, the law of the State of Texas without regard to principles of conflicts of laws, and the applicable laws of the United States of America. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court and each state court in the City of Houston for the purposes of all legal proceedings arising out of or relating to any of the Loan Documents or the transactions contemplated thereby. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address set forth underneath its signature hereto. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 8.14. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         SECTION 8.15. ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

              (THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.)

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    BORROWER

                                    THE MERIDIAN RESOURCE
                                    CORPORATION

                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------
                                          Joseph A. Reeves, Jr.
                                          Chief Executive Officer

                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------
                                          P. Richard Gessinger
                                          Chief Financial Officer

                                    Address for Notices:

                                    1401 Enclave Parkway, Suite 300
                                    Houston, TX 77077
                                    Facsimile No.: 713-558 5744
                                    Attention:  P. Richard Gessinger, Chief
                                                Financial Officer



                                    LENDER

                                    FORTIS CAPITAL CORP.

                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------

                                    Address for Notices:

                                    100 Crescent Court

                                    Suite 1777
                                    Dallas, Texas 75201
                                    Facsimile No.: (214) 953-9307
                                    Attention: Darrell Holley, Managing Director

                                                                       EXHIBIT A

                                 PROMISSORY NOTE

$25,000,000.00                                                   January 5, 2001

         FOR VALUE RECEIVED, the undersigned, THE MERIDIAN RESOURCE CORPORATION, a Texas corporation (the "Borrower"), hereby promises to pay to the order of FORTIS CAPITAL CORP. (the "Lender"), at the Principal Office, in lawful money of the United States of America and in immediately available funds, the principal amount of Twenty Five Million Dollars ($25,000,000.00) or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The books and records of the Lender shall be prima facie evidence of all amounts outstanding hereunder.

         This Note is the Note referred to in the Credit Agreement of even date herewith, between the Borrower and the Lender (such Credit Agreement, as the same may be amended, modified, or supplemented from time to time, being referred to herein as the "Credit Agreement"), and evidences Loans made by the Lender thereunder. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and for repayments of Loans prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

         It is the intent of Lender and Borrower in the execution and performance of this Note to remain in strict compliance with applicable law from time to time in effect. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in this Note shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the maximum rate or amount of interest permitted to be charged under applicable law (such maximum rate being hereinafter referred to as the "Maximum Rate"). For purposes of this Note "interest" shall include the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received or paid under this Note. Borrower shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the Maximum Rate or amount of interest that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Note, and of any other instrument pertaining to or securing this Note, which may be in actual or apparent conflict herewith. If this Note is prepaid, or if the maturity of this
Note is accelerated for any reason, or if under any other contingency the effective rate or amount of interest which would otherwise be payable under this Note would exceed the Maximum Rate or amount of interest Lender or any other holder of this Note is allowed by applicable law to charge, contract for, take, reserve or receive, or in the event Lender or any holder of this Note shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under this Note to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under applicable law then in effect, then the principal amount of this Note or the amount of interest which would otherwise be payable under this Note or both shall be reduced to the amount allowed under applicable law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the Maximum Rate or amount of interest permitted by applicable law shall immediately be returned to or credited to the account of Borrower upon such determination. Lender and Borrower further stipulate and agree that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, charged, taken, reserved or received under this Note which are made for the purpose of determining whether such rate or amount exceeds the Maximum Rate or amount, shall be made to the extent not prohibited by applicable law, by amortizing, prorating, allocating and spreading during the period of the full stated term of this Note, all interest at any time contracted for, charged, taken, reserved or received from Borrower or otherwise by Lender or any other holder of this Note.

         ALL INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE SUBORDINATION AGREEMENT, OF EVEN DATE HEREWITH (THE "SUBORDINATION AGREEMENT"), AS THE SAME MAY BE AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME, BY AND AMONG THE MERIDIAN RESOURCE CORPORATION, AS BORROWER, THE CHASE MANHATTAN BANK, AS AGENT FOR THE LENDERS PARTIES TO THE SENIOR CREDIT AGREEMENT REFERRED TO IN THE SUBORDINATION AGREEMENT, AND THE HOLDERS FROM TIME TO TIME OF THE OBLIGATIONS ARISING UNDER THE SUBORDINATED LOAN AGREEMENT REFERRED TO IN THE SUBORDINATION AGREEMENT, INCLUDING, WITHOUT LIMITATION, THIS NOTE.

              (THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.)

         This Note shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflicts of laws, and the applicable laws of the United States of America.

                                      THE MERIDIAN RESOURCE CORPORATION


                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------


                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------